                                                                     Exhibit 4.1


===============================================================================


                          WINSTAR COMMUNICATIONS, INC.,
                                    as Issuer

                                       and

                   [UNITED STATES TRUST COMPANY OF NEW YORK,]
                                   as Trustee

                             ----------------------


                                    Indenture

                     Dated as of            ,
                                 -----------  ------------

                             ----------------------


===============================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                           Indenture Sections
------------                                           ------------------
'SS'310(a)(1).....................................             7.10
       (b)........................................          7.03; 708
'SS'311...........................................             7.03
'SS'313(a)........................................             7.06
'SS'313(c)........................................          7.05; 7.06
'SS'314(a)(4).....................................             4.06
'SS'315(a)-(d)....................................             7.02
'SS'316(a)........................................             6.06

------------------------
Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                       (i)

                                TABLE OF CONTENTS

DEFINITIONS AND INCORPORATION BY REFERENCE................................................ 1
               SECTION 1.02           Incorporation by Reference of Trust Indenture Act... 6
               SECTION 1.03           Rules of Construction.  ............................ 6

ARTICLE II

        THE SECURITIES.....................................................................7
               SECTION 2.01           Issuable in Series.  ................................7
               SECTION 2.02           Establishment of Terms of Series of Securities. .....7
               SECTION 2.03           Execution and Authentication.  ......................9
               SECTION 2.04           Registrar and Paying Agent.  .......................10
               SECTION 2.05           Paying Agent To Hold Money in Trust.  ..............10
               SECTION 2.06           Securityholder Lists.  .............................10
               SECTION 2.07           Transfer and Exchange.  ............................11
               SECTION 2.08           Replacement Securities.  ...........................11
               SECTION 2.09           Outstanding Securities.  ...........................11
               SECTION 2.10           Temporary Securities.  .............................12
               SECTION 2.11           Cancellation.  .....................................12
               SECTION 2.12           Defaulted Interest.  ...............................12
               SECTION 2.13           CUSIP Numbers.  ....................................12
               SECTION 2.14           Global Securities.  ................................13
               SECTION 2.15           Transfer and Exchange...............................13
               SECTION 2.16           Certificated Securities.............................15

ARTICLE III

        REDEMPTION........................................................................16
               SECTION 3.01           Notices to Trustee.  ...............................16
               SECTION 3.02           Selection of Securities To Be Redeemed.  ...........16
               SECTION 3.03           Notice of Redemption.  .............................16
               SECTION 3.04           Effect of Notice of Redemption.  ...................17
               SECTION 3.05           Deposit of Redemption Price.  ......................17
               SECTION 3.06           Payment of Securities Called for Redemption.  ......18
               SECTION 3.07           Securities Redeemed in Part.  ......................18

ARTICLE IV

        COVENANTS.........................................................................18
               SECTION 4.01           Payment of Securities.  ............................18
               SECTION 4.02           Maintenance of Office or Agency.  ..................18
               SECTION 4.03           Existence.  ........................................19
               SECTION 4.04           Payment of Taxes and Other Claims.  ................19
               SECTION 4.05           Notice of Defaults.  ...............................19
               SECTION 4.06           Compliance Certificates.  ..........................19
               SECTION 4.07           SEC Reports and Reports to Holders.  ...............19
               SECTION 4.08           Waiver of Stay, Extension or Usury Laws.  ..........20

ARTICLE V

        SUCCESSOR CORPORATION.............................................................20
               SECTION 5.01           When Company May Merge, Etc.  ......................20
               SECTION 5.02           Successor Substituted.  ............................21


                                      (ii)

ARTICLE VI

        DEFAULT AND REMEDIES..............................................................21
               SECTION 6.01           Events of Default.  ................................21
               SECTION 6.02           Acceleration.  .....................................22
               SECTION 6.03           Other Remedies. ....................................23
               SECTION 6.04           Waiver of Past Defaults.  ..........................23
               SECTION 6.05           Control by Majority.  ..............................23
               SECTION 6.06           Limitation on Suits.  ..............................23
               SECTION 6.07           Rights of Holders to Receive Payment.  .............24
               SECTION 6.08           Collection Suit by Trustee.  .......................24
               SECTION 6.09           Trustee May File Proofs of Claim.  .................24
               SECTION 6.10           Priorities..........................................25
               SECTION 6.11           Undertaking for Costs. .............................25
               SECTION 6.12           Restoration of Rights and Remedies.  ...............25
               SECTION 6.13           Rights and Remedies Cumulative.  ...................25
               SECTION 6.14           Delay or Omission Not Waiver.  .....................25

ARTICLE VII

        TRUSTEE...........................................................................26
               SECTION 7.01           General.  ..........................................26
               SECTION 7.02           Certain Rights of Trustee.  ........................26
               SECTION 7.03           Individual Rights of Trustee.  .....................27
               SECTION 7.04           Trustee's Disclaimer.  .............................27
               SECTION 7.05           Notice of Default.  ................................27
               SECTION 7.06           Reports by Trustee to Holders.  ....................27
               SECTION 7.07           Compensation and Indemnity.  .......................27
               SECTION 7.08           Replacement of Trustee.  ...........................28
               SECTION 7.09           Successor Trustee by Merger, Etc.  .................29
               SECTION 7.10           Eligibility.  ......................................29
               SECTION 7.11           Money Held in Trust.  ..............................29
               SECTION 7.12           Withholding Taxes.  ................................29

ARTICLE VIII

        DISCHARGE OF INDENTURE............................................................29
               SECTION 8.01           Termination of Company's Obligations.  .............29
               SECTION 8.02           Defeasance and Discharge of Indenture.  ............30
               SECTION 8.03           Defeasance of Certain Obligations.  ................32
               SECTION 8.04           Application of Trust Money.  .......................33
               SECTION 8.05           Repayment to Company.  .............................33
               SECTION 8.06           Reinstatement.  ....................................33
               SECTION 8.07           Insiders.  .........................................34

ARTICLE IX

        AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................34
               SECTION 9.01           Without Consent of Holders.  .......................34
               SECTION 9.02           With Consent of Holders.  ..........................34
               SECTION 9.03           Revocation and Effect of Consent.  .................35
               SECTION 9.04           Notation on or Exchange of Securities.  ............36
               SECTION 9.05           Trustee to Sign Amendments, Etc.  ..................36
               SECTION 9.06           Conformity with Trust Indenture Act. ...............36

ARTICLE X

        MISCELLANEOUS.....................................................................36
               SECTION 10.01          Trust Indenture Act of 1939.  ......................36
               SECTION 10.02          Notices.  ..........................................36
               SECTION 10.03          Certificate and Opinion as to Conditions Precedent..37


                                      (iii)

               SECTION 10.04          Statements Required in Certificate or Opinion.  ....37
               SECTION 10.05          Rules by Trustee, Paying Agent or Registrar.  ......38
               SECTION 10.06          Governing Law.  ....................................38
               SECTION 10.07          No Adverse Interpretation of Other Agreements. .....38
               SECTION 10.08          No Recourse Against Others.  .......................38
               SECTION 10.09          Successors.  .......................................38
               SECTION 10.10          Duplicate Originals.  ..............................38
               SECTION 10.11          Separability.  .....................................38
               SECTION 10.12          Table of Contents, Headings, Etc.  .................38


                                      (iv)

               INDENTURE, dated as of _________, _____, between WINSTAR COMMUNICATIONS, INC., a Delaware corporation, as issuer (the "Company"), and [UNITED STATES TRUST COMPANY OF NEW YORK], as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture (the "Securities"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01 Definitions. Certain terms used herein and not defined herein shall have the meanings assigned to them in a Board Resolution, an Officers' Certificate or a supplemental Indenture. The following terms shall have the following meanings:

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

         "Agent Members" has the meaning provided in Section 2.14(b).

         "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to this Indenture.

         "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Company" means the party named as such in the paragraph preceding the recitals hereof until a successor replaces it pursuant to Article V of this Indenture and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause
(ii) above.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at [114 WEST 47TH STREET, NEW YORK, NEW YORK 10036-1532].

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries (as defined in the Board Resolution, a supplemental Indenture or an Officers' Certificate for a particular Series) against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "ECU" means the European Currency Unit as determined by the Commission of the European Union.

         "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors (whose determination shall be conclusive) and evidenced by a Board Resolution.

         "Foreign Currency" means any currency or currency unit issued by a government other than the government of The United States of America.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Global Security" has the meaning provided in Section 2.14(a).

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" means the Person in whose name a Security is registered on the books of the registrar for the Securities.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under Capitalized Leases,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided, however, that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

         "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article VIII, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Registrar" has the meaning provided in Section 2.04.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "SEC" means the Securities and Exchange Commission and any successor agency.

         "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

        "Security Register" has the meaning provided in Section 2.04.

         "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company (as defined in the Board Resolution, a supplemental Indenture or an Officers' Certificate for a particular Series) that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code 'SS''SS' 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Holder or a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

               (i)     a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii)   "or" is not exclusive;

               (iv) words in the singular include the plural, and words in the plural include the singular;

               (v)     provisions apply to successive events and transactions;

               (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE II

                                 THE SECURITIES

         SECTION 2.01 Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental Indenture or an Officers' Certificate specifying the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental Indenture or Officers' Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.

         SECTION 2.02 Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(w)) by a Board Resolution, a supplemental Indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

               (a) the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

               (b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

               (c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

               (d) the date or dates on which the principal of the Securities of the Series is payable;

               (e) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

               (f) the relative ranking of the Securities of the Series to other Indebtedness and the subordination, if any, of the Securities of such Series to any other Indebtedness of the Company, including without limitation, the Securities of any other Series;

               (g) the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

               (h) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

               (i) the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

               (j) the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

               (k) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

               (l) the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

               (m) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

               (n) the currency of denomination of the Securities of the Series, which may be United States dollars or any Foreign Currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

               (o) the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

               (p) if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

               (q) the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

               (r) the provisions, if any, relating to any security provided for the Securities of the Series;

               (s) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

               (t) any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

               (u) any addition to or change in the procedures regarding amendments, supplements and waivers set forth in Article IX which applies to Securities of the Series;

               (v) any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01, but which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

               (w) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

         All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental Indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental Indenture or Officers' Certificate.

         SECTION 2.03 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental Indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental Indenture hereto or an Officers' Certificate.

         The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental Indenture hereto or Officers' Certificate delivered pursuant to Section 2.02, except as provided in
Section 2.08.

         Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, supplemental Indenture hereto or Officers' Certificate establishing the form of the

Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with Section 10.03, and (c) an Opinion of Counsel complying with Section 10.03.

         The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar or Paying Agent.

         SECTION 2.04 Registrar and Paying Agent. The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent for each Series of Securities.

         SECTION 2.05 Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.06 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing on or before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of each Series of Securities.

         SECTION 2.07 Transfer and Exchange. The Securities of each Series shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities of a Series are presented to the Registrar or a co-registrar with a request (i) to register a transfer or (ii) to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the transfer, as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code are met; provided, however, that any Security of a Series presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities of a Series selected for redemption (except, in the case of a Series of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities of a Series for a period of 15 days before a selection of a Series of Securities to be redeemed or 15 days before an interest payment date.

         Prior to the due presentation for registration of transfer of any Security of a Series, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security of such Series is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         All Securities of a Series issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities of the Series surrendered upon such transfer or exchange.

         SECTION 2.08 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Security of the same Series and of like tenor and principal amount if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.09 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the

Company holds the Security; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities of a Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities of a Series owned by the Company or any other obligor upon the Securities of such Series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

         SECTION 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities of the same Series and deliver them in exchange for temporary Securities.

         SECTION 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record reten tion requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.12 Defaulted Interest. If and to the extent the Company defaults in a payment of interest on a Series of Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

         SECTION 2.14 Global Securities.

         (a) Global Securities. Securities of a Series held in global form shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the holders of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as herein after provided.

         (b) Book-Entry Provisions. This Section 2.14(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.14(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) Certificated Securities. Except as provided in this Section 2.14 or
Section 2.15 or 2.16, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         SECTION 2.15 Transfer and Exchange.

         (a) Transfer and Exchange of Global Securities.

             (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global

         Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

             (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.16), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or definitive Securities, redeemed, repurchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (c) Obligations with Respect to Transfers and Exchanges of Securities.

             (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, definitive Securities and Global Securities at the Registrar's or co-registrar's request.

             (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.04).

             (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

             (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

             (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the
                                       14
         same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.


         (d) No Obligation of the Trustee.

             (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

             (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Inden ture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.16 Certificated Securities.

             (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.14 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.15 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

             (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct.

             (c) Subject to the provisions of Section 2.16(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

             (d) In the event of the occurrence of either of the events specified in Section 2.16(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                   ARTICLE III

                                   REDEMPTION

         SECTION 3.01 Notices to Trustee. The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in a Board Resolution, a supplemental Indenture or an Officer's Certificate. If a Series of Securities is redeemable and the Company desires or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities of the Series to be redeemed plus interest accrued and premium due thereon, if any, to the redemption date. The Company shall give the notice at least 30 but no more that 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

         SECTION 3.02 Selection of Securities To Be Redeemed. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental Indenture or an Officers' Certificate, if less than all of the Securities of a Series are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Series of Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities of $1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

         SECTION 3.03 Notice of Redemption. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental Indenture or an Officers' Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

             (a) the redemption date;

             (b) the redemption price;

             (c) the name and address of the Paying Agent;

             (d) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

             (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price plus accrued interest to the redemption date upon surrender of the Securities to the Paying Agent;

             (f) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

             (g) that, if any Security contains a CUSIP number as provided in
                 Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least five days before mailing the notice to the Holders referred to in this Section 3.03, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

         SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the relevant redemption date and at the redemption price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest, if any, to the redemption date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

         SECTION 3.05 Deposit of Redemption Price. On or prior to any redemption date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in
Section 2.05) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.06 Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the redemption date at the redemption price stated therein, together with accrued interest to such redemption date, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price and accrued interest to the redemption date, in which case the principal, until paid, shall bear interest from the redemption date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the redemption price, together with accrued interest, if any, to the redemption date; provided, however, that installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders registered as such at the close of business on the relevant record date.

         SECTION 3.07 Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01 Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities of each Series on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

         The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

         SECTION 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar or any Affiliate of any of them) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04.

         SECTION 4.03 Existence. Subject to Articles IV and V of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries (as defined in the Board Resolution, a supplemental Indenture or an Officers' Certificate for a particular Series) in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than of the Company), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole. In addition, the Company agrees to take such actions, within a reasonable time after the issue date (and in any event prior to any proceeding initiated regarding the dissolution of the Company), as may be necessary to ensure that it shall be in good standing under the laws of the jurisdiction of its incorporation.

         SECTION 4.04 Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.05 Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

         SECTION 4.06 Compliance Certificates. Unless otherwise indicated in a Board Resolution, a supplemental Indenture or an Officers' Certificate, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA 'SS'314(a)(4).

         SECTION 4.07 SEC Reports and Reports to Holders. Unless otherwise indicated in a Board Resolution, a supplemental Indenture or an Officers' Certificate, whether or not the Company is required to file reports with the SEC, if any Securities are outstanding, the Company shall file with the SEC, all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act. The Company shall supply the Trustee and each Holder of Securities or shall supply to the Trustee for forwarding to each such Holder, without cost to the Trustee or such Holder, copies of such reports or other information.

         SECTION 4.08 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities of any Series as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture, as modified or supplemented by a Board Resolution, a supplemental Indenture or an Officers' Certificate, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

         SECTION 5.01 When Company May Merge, Etc. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental Indenture or an Officers' Certificate, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary (as defined in the Board Resolution, a supplemental Indenture or an Officers' Certificate for a particular Series) with a positive net worth; provided, however, that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:

             (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental Indenture, executed and delivered to the Trustee, all of the Obligations (as defined in the Board Resolution, a supplemental Indenture or an Officers' Certificate for a particular Series) of the Company on the Securities and under this Indenture;

             (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

             (iii) the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental Indenture complies with the provisions of this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         SECTION 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, as modified or supplemented by a Board Resolution, a supplemental Indenture or an Officers' Certificate, with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

         SECTION 6.01 Events of Default. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental Indenture or an Officers' Certificate, an "Event of Default" shall occur with respect to Securities of a Series if:

         (a) the Company defaults in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

         (b) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

         (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company contained in this Indenture or under the Securities of the Series, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of the Series;

         (d) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount, if any, specified in a Board Resolution, a supplemental Indenture or an Officers' Certificate, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

         (e) any final judgment or order (not covered by insurance) for the payment of money in excess of an amount specified in a Board Resolution, a supplemental Indenture or an Officers' Certificate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed an amount specified in a Board Resolution, a supplemental Indenture or an Officers' Certificate during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (g) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

         SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of a Series then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities of the Series to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) of
Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Securities of the Series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Securities of the Series, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest, if any, on all Securities of the Series, (iii) the principal of and premium, if any, on any Securities of the Series that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities, (b) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities of the Series that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities of the Series or to enforce the performance of any provision of the Securities of the Series or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities of the Series or does not produce any of them in the proceeding.

         SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Securities a Series, by written notice to the Trustee, may waive all past Defaults and Events of Default and rescind and annul a declaration of acceleration (except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected) if (i) all existing Events of Default, other than the nonpayment of principal of, premium, if any, or interest on the Securities of a Series that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, however, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities of a Series pursuant to this Section 6.05.

         SECTION 6.06 Limitation on Suits. A Holder or Holders may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of a Series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

             (i) such Holder or Holders have previously given to the Trustee written notice of a continuing Event of Default;

             (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities of the Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

             (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

             (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

             (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the Series have not given the Trustee a direction that is inconsistent with such written request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities of the Series have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities of the Series or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of a Series to receive payment of principal of, premium, if any, or interest on such Holder's Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities of a Series for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities of a Series, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities of a Series or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities of a Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10 Priorities. If the Trustee holds or collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

         First: to the Trustee for all amounts due under Section 7.07;

         Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities of a Series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

         Third: to the Company or any other obligors of the Securities of a Series, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities of a Series.

         SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding has been instituted.

         SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities of a Series in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.01 General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

         SECTION 7.02 Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

             (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

             (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate;

             (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

             (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

             (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of a Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that the Trustee's conduct does not constitute negligence or bad faith;

             (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a fact or circumstance be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

             (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney; and

             (viii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a written Board Resolution.

         SECTION 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities of a Series and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.04 Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, as modified or supplemented by a Board Resolution, an Officers' Certificate or a supplemental Indenture, or the Securities of a Series, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities of a Series and
(iii) shall not be responsible for any statement in the Securities of a Series other than its certificate of authentication.

         SECTION 7.05 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a trust officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within five Business Days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or the Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the May 15 for so long as Securities of a Series remain outstanding, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

         SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time and upon the Trustee's request such compensation as shall be agreed upon in writing for its services in any capacity hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee; provided, however, that the Trustee shall be under no obligation whatsoever under this Indenture or any other document delivered in connection with the Securities of a Series, to advance or expend its own funds. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities of a Series, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities of a Series.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities of a Series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities of a Series.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services are intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities of a Series may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of a Series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of a Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, either subject to the lien provided in
Section 7.07 or less amounts retained by the retiring Trustee to satisfy amounts owed to it pursuant to the terms of this Indenture, including but not limited to
Section 7.07 hereof, as the retiring Trustee determines, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring Trustee.

         SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

         SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         SECTION 7.11 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII of this Indenture.

         SECTION 7.12 Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities of a Series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities of a Series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities of a Series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Security of a Series appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

         SECTION 8.01 Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Securities of a Series and this Indenture if:

             (i) all Securities of a Series previously authenticated and delivered (other than destroyed, lost or stolen Securities of a Series that have been replaced or Securities of a Series that are paid pursuant to Section 4.01 or Securities of a Series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

             (ii) (A) the Securities of a Series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Securities of a Series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities of a Series shall have occurred and be continuing on the date of such deposit,
(D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 4.01,
4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities of a Series are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Securities of a Series and this Indenture except for those surviving obligations specified above.

         SECTION 8.02 Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of a Series on the 123rd day (or, to the extent applicable under clause (iv) below, one year) after the date of the deposit referred to in clause (i) of this Section 8.02 if:

             (i) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities of the Series, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities of the Series at the Stated Maturity or earlier optional redemption of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities of the Series;

             (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day (or one year) after such date of deposit;

             (iv) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (i) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (ii) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

             (v) if the Securities of the Series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities of the Series to be delisted; and

             (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 4.01,
4.02, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities of the Series are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (iv)(1) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under the Securities of the Series and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03 Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in Sections 4.03 through 4.08, and clause (c) of Section 6.01 with respect to Sections 4.03 through 4.08, and clauses (d) and (e) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

             (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities of a Series on the Stated Maturity or earlier optional redemption of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities of a Series;

             (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

             (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section
8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

             (v) if the Securities of a Series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities of the Series to be delisted; and

             (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.03 have been complied with.

         SECTION 8.04 Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities of a Series and this Indenture to the payment of principal of, premium, if any, and interest on the Securities of a Series; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.05 Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any payment shall cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of a Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities of a Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.07 Insiders. With respect to the determination of the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Sections 8.02(D)(2)(y) and 8.03(iv)(D), the Trustee may rely on an Officers' Certificate.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01 Without Consent of Holders The Company, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or the consent of any Holder:

             (a) to cure any ambiguity, defect or inconsistency in this
                 Indenture; provided, however, that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

             (b) to comply with Article V;

             (c) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

             (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

             (e) to make any change that, in the opinion of the Board of
                 Directors of the Company evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION 9.02 With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities of a Series with the written consent of the Holders of a majority in principal amount of the Securities of a Series then outstanding, and the Holders of a majority in principal amount of the Securities of a Series then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of a Series.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

             (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of a Series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security of a Series, or the currency in which, any Security of a Series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

             (ii) reduce the percentage in principal amount of outstanding Securities of a Series the consent of whose Holders is required for any such supplemental Indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

             (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Security of a Series; or

             (iv) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security of a Series affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental Indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver.

         SECTION 9.03 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security of a Series or portion of a Security of a Series that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security of the Series. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security of a Series. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities of a Series.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

         SECTION 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security of a Series, the Trustee may require the Holder to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security of a Series about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of a Series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security of a Series shall issue and the Trustee shall authenticate a new Security of a Series that reflects the changed terms.

         SECTION 9.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06 Conformity with Trust Indenture Act. Every supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01 Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 10.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

               if to the Company:
               ------------------

               Winstar Communications, Inc.
               685 Third Avenue
               9th Floor
               New York, New York 10017
               Attention: General Counsel

               if to the Trustee:
               ------------------

               [UNITED STATES TRUST COMPANY OF NEW YORK
               114 WEST 47TH STREET
               NEW YORK, NEW YORK 10036-1532
               ATTENTION:  CORPORATE TRUST DIVISION]

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed at the Company's expense to such Holder's address as it appears on the Security Register by first class mail and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02 it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be in writing and filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 10.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

             (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

         SECTION 10.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

             (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 10.05 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 10.06 Governing Law. This Indenture and the Securities shall be governed by the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 10.07 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.08 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person thereof in such capacity; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Securities of a Series.

         SECTION 10.09 Successors. All agreements of the Company in this Indenture and the Securities of a Series shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 10.10 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 10.11 Separability. In case any provision in this Indenture or in the Securities of a Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.12 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                          WINSTAR COMMUNICATIONS, INC.

                                          By:
                                              ------------------------------
                                              Name:
                                              Title:

                                          [UNITED STATES TRUST COMPANY
                                           OF NEW YORK]

                                          By:
                                              ------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT 1

                           [GLOBAL SECURITIES LEGEND]

         UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.